Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Third Quarter 2025 Results

Princeton, NJ, October 29, 2025 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition at, and its results of operations for the quarter and nine months ended, September 30, 2025.

President/CEO Edward Dietzler commented on the quarter results, “The Bank achieved strong quarterly results, with a net income of $6.5 million and an EPS of $0.95. These results were driven by a 23-basis-point increase in the net interest margin to 3.77%, as compared to the prior quarter, reflecting improvements that were driven by higher asset yields and a reduction in funding costs."

The Company reported net income of $6.5 million, or $0.95 per diluted common share, for the third quarter of 2025, compared to $688 thousand, or $0.10 per diluted common share, for the second quarter of 2025, and a net loss of ($4.5) million, or ($0.68) per diluted common share, for the third quarter of 2024. The increase in net income for the third quarter of 2025 when compared to the second quarter of 2025 was primarily due to a decrease in provision for credit losses of $7.6 million, and an increase in net-interest income of $809 thousand, partially offset by a increase in non-interest expense of $408 thousand, a decrease in non-interest income of $343 thousand and an increase in income tax expense of $1.9 million. The increase in net income for the third quarter of 2025 when compared to the third quarter of 2024 was primarily due to $7.8 million in Cornerstone Bank merger-related expenses recorded in the third quarter of 2024, partially offset by an increase in other non-interest expenses of $1.6 million, and an increase of $2.9 million in income tax expense, and an increase of $2.5 million in net-interest income, and a decrease in the provision for credit losses of $5.3 million.

Review of Statements of Financial Condition

Total assets were $2.23 billion at September 30, 2025, a decrease of $111.1 million, or 4.75% when compared to $2.34 billion at the end of 2024. The primary reasons for the decrease in total assets were related to decreases in cash and cash equivalents of $44.5 million, investment securities of $37.2 million, and in net loans of $25.1 million. The decrease in the Company’s net loans consisted of decreases of $54.2 million in construction loans, $32.0 million in commercial real estate loans, and $11.5 million in commercial and industrial loans, partially offset by increases of $67.9 million in residential mortgages, and $4.7 million in home equity and consumer loans.

Total deposits on September 30, 2025, decreased $104.0 million, or 5.12%, when compared to December 31, 2024. The decrease in the Company’s deposits consisted primarily of decreases in certificates of deposit of $62.8 million, money market deposits of $25.3 million, non-interest-bearing demand deposits of $6.6 million, interest-bearing demand deposits of $6.3 million, and savings deposits of $2.9 million. On balance sheet liquidity remains strong at September 30, 2025.

Total stockholders’ equity at September 30, 2025, increased $4.6 million or 1.74% when compared to December 31, 2024. The increase was primarily due to an increase in retained earnings of $6.2 million (which consisted of $12.5 million in net income, partially offset by $6.3 million of cash dividends recorded during the period), an increase in paid-in capital of $2.7 million primarily due to the exercise of stock options, and a decrease in accumulated other comprehensive loss of $3.3 million, partially offset by a $7.6 million increase in treasury stock.

The ratio of equity to total assets at September 30, 2025, and at December 31, 2024, was 12.0% and 11.2%, respectively.

Asset Quality

At September 30, 2025, non-performing assets totaled $16.7 million, a decrease of $10.4 million when compared to the amount at December 31, 2024, primarily the result of $10.2 million in charge-offs.

Review of Quarterly Financial Results

Net interest income was $19.6 million for the third quarter of 2025, an increase of $809 thousand over the second quarter of 2025, and an increase of $2.5 million compared to $17.1 million for the third quarter of 2024. The increase in net interest income when compared with the second quarter of 2025 was primarily related a decrease in interest expense of $820 thousand, or 5.9%. The net interest margin for the third quarter of 2025 was 3.77%, an increase of 23 basis points when compared to the second quarter of 2025, and an increase of 36 basis points when compared to the third quarter of 2024. When comparing the third quarter of 2025 and the second quarter of 2025 periods, the decrease in interest expense and the increase in net interest margin were primarily associated with a decrease in total interest-bearing deposits of $61.8 million, as well as a decrease in the Company’s cost of funds of 12 basis points.

When comparing the third quarter of 2025 and third quarter of 2024, the increase in net-interest income increased of $2.5 million, was primarily due to an increase in average interest-earning assets of $65.8 million and the Bank’s cost of funds decreasing by 47 basis points. These were partially offset by the increase in average interest-bearing deposits of $53.3 million, and a decrease of 4 basis points in the yield earned on interest-earning assets.

The Company recorded a reversal of credit losses of $672 thousand during the third quarter of 2025, which consisted of a $659 thousand decrease recorded to the allowance of credit losses, and a decrease to the provision for credit losses of $13 thousand related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarters' reversal of provision recorded on the Company’s statements of income was $7.6 million lower when compared to the provision for credit losses for the second quarter of 2025 and was $5.3 million lower when compared to the third quarter of 2024. The coverage ratio of the allowance for credit losses to period end loans was 1.14% at September 30, 2025, and 1.30% at December 31, 2024.

Total non-interest income of $1.9 million for the third quarter of 2025 decreased $343 thousand or 15.2% when compared to the second quarter of 2025 and decreased $148 thousand or 7.2% when compared to the third quarter of 2024. The decrease in the third quarter of 2025 when compared to the second quarter of 2025 was primarily due to a decrease in other non-interest income of $582 thousand, partially offset by an increase in loans fees of $223 thousand. The decrease over the prior year’s third quarter was primarily due to a decrease in other non-interest income of $414 thousand, partially offset by an increase in loan fees of $142 thousand and an increase in income from bank owned life insurance of $83 thousand. The decrease in other non-interest income for the third quarter was related to a net loss on an equity investment in the amount of $471 thousand.

Total non-interest expense of $13.9 million for the third quarter of 2025 increased $408 thousand, or 3.0%, when compared to the second quarter of 2025. This increase over the prior quarter was primarily due to increases in professional fees of $346 thousand, and data processing and communications expenses of $165 thousand, partially offset by a decrease in office expense of $125 thousand. Total non-interest expense for the third quarter of 2025 decreased $6.2 million or 30.9% when compared to the third quarter of 2024. This decrease was primarily related to merger-related expenses of $7.8 million recorded in the third quarter of 2024, partially offset by increases in salaries and employee benefits expense of $537 thousand, professional fees of $413 thousand, data processing and communications expense of $252 thousand, and other non-interest expenses of $241 thousand.

For the quarter ended September 30, 2025, the Company recorded an income tax expense of $1.8 million, resulting in an effective tax rate of 21.9%, compared to an income tax benefit of ($92) thousand, resulting in an effective tax rate of (15.4)% for the quarter ended June 30, 2025 and compared to an income tax benefit of ($1.1) million resulting in an effective tax rate of (20.1) % for the quarter ended September 30, 2024.

For the nine-month period ended September 30, 2025, the Company recorded net income of $12.5 million, or $1.82 per diluted common share, compared to $5.0 million, or $0.77 per diluted common share, for the same period in 2024. The increase in net income was primarily due to an increase of $8.7 million in net interest income as well as Cornerstone Bank merger-related expenses recorded in third quarter of 2024.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of the current Federal budget stalemate in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the

Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				September 30, 2025 vs		September 30, 2025 vs
	September 30,	December 31,	September 30,	December 31, 2024		September 30, 2024
	2025	2024	2024	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$72,892	$117,348	$181,058	$(44,456)	(37.88)%	$(108,166)	(59.74)%
Securities available-for-sale taxable	170,011	207,442	147,871	(37,431)	(18.04)%	22,140	14.97%
Securities available-for-sale tax-exempt	39,917	39,729	40,988	188	0.47%	(1,071)	(2.61)%
Securities held-to-maturity	155	161	163	(6)	(3.73)%	(8)	(4.91)%
Loans receivable, net of deferred loan fees	1,793,787	1,818,875	1,831,407	(25,088)	(1.38)%	(37,620)	(2.05)%
Allowance for credit losses	(20,441)	(23,657)	(23,200)	3,216	(13.59)%	2,759	(11.89)%
Goodwill	14,381	14,381	14,381	—	—	—	—
Core deposit intangible	2,976	3,632	3,860	(656)	(18.06)%	(884)	(22.90)%
Other real estate owened	—	295	—	(295)	(100.00)%	—	N/A
Other assets	155,412	162,027	158,202	(6,615)	(4.08)%	(2,790)	(1.76)%
TOTAL ASSETS	$2,229,090	$2,340,233	$2,354,730	$(111,143)	(4.75)%	$(125,640)	(5.34)%
LIABILITIES
Non-interest checking	$294,333	$300,972	$302,846	$(6,639)	(2.21)%	$(8,513)	(2.81)%
Interest checking	294,236	300,559	284,504	(6,323)	(2.10)%	9,732	3.42%
Savings	167,968	170,880	178,299	(2,912)	(1.70)%	(10,331)	(5.79)%
Money market	465,194	490,543	493,353	(25,349)	(5.17)%	(28,159)	(5.71)%
Time deposits over $250,000	226,666	208,858	213,310	17,808	8.53%	13,356	6.26%
Other time deposits	480,188	560,813	573,689	(80,625)	(14.38)%	(93,501)	(16.30)%
Total deposits	1,928,585	2,032,625	2,046,001	(104,040)	(5.12)%	(117,416)	(5.74)%
Borrowings	—	—	—	—	N/A	—	N/A
Other liabilities	33,898	45,568	47,227	(11,670)	(25.61)%	(13,329)	(28.22)%
TOTAL LIABILITIES	1,962,483	2,078,193	2,093,228	(115,710)	(5.57)%	(130,745)	(6.25)%
STOCKHOLDERS’ EQUITY
Paid-in capital	122,559	119,908	119,514	2,651	2.21%	3,045	2.55%
Treasury stock [1]	(8,403)	(842)	(842)	(7,561)	897.98%	(7,561)	897.98%
Retained earnings	158,081	151,915	148,716	6,166	4.06%	9,365	6.30%
Accumulated other comprehensive income (loss)	(5,630)	(8,941)	(5,886)	3,311	(37.03)%	256	(4.35)%
TOTAL STOCKHOLDERS’ EQUITY	266,607	262,040	261,502	4,567	1.74%	5,105	1.95%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,229,090	$2,340,233	$2,354,730	(111,143)	(4.21)%	(125,640)	12.99%
Book value per common share	$39.36	$38.07	$38.18	$1.29	3.39%	$1.18	3.09%
Tangible book value per common share [2]	$36.80	$35.45	$35.52	$1.35	3.81%	$1.28	3.60%

1
Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
2
Tangible book value per common share is a non-GAAP measure.

For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at September 30, 2025 and December 31, 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(In thousands)
Commercial real estate	$1,353,039	$1,385,085
Commercial and industrial	81,370	92,857
Construction	203,004	257,169
Residential first-lien mortgages	135,930	68,030
Home equity / consumer	22,799	18,133
Total loans	1,796,142	1,821,274
Deferred fees and costs	(2,355)	(2,399)
Allowance for credit losses	(20,441)	(23,657)
Loans, net	$1,773,346	$1,795,218

The components of deposits at September 30, 2025 and December 31, 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(In thousands)
Demand, non-interest-bearing	$294,333	$300,972
Demand, interest-bearing	294,236	300,559
Savings	167,968	170,880
Money market	465,194	490,543
Time deposits	706,854	769,671
Total deposits	$1,928,585	$2,032,625

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended September 30,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$29,927	$28,135	$1,792	6.4%
Available-for-sale debt securities:
Taxable	2,214	1,273	941	73.9%
Tax-exempt	278	285	(7)	(2.5)%
Held-to-maturity debt securities	2	2	—	—
Other interest and dividend income	324	2,115	(1,791)	(84.7)%
Total interest and dividends	32,745	31,810	935	2.9%
Interest expense
Deposits	13,081	14,701	(1,620)	(11.0)%
Borrowings	45	—	45	N/A
Total interest expense	13,126	14,701	(1,575)	(10.7)%
Net interest income	19,619	17,109	2,510	14.7%
Provision for (reversal of) credit losses	(672)	4,601	(5,273)	(114.6)%
Net interest income after provision for (reversal of) credit losses	20,291	12,508	7,783	62.2%
Non-interest income
Gain (Loss) on sale of securities available-for-sale, net	—	(7)	7	(100.0)%
Income from bank-owned life insurance	506	423	83	19.6%
Fees and service charges	555	521	34	6.5%
Loan fees, including prepayment penalties	926	784	142	18.1%
Other	(79)	335	(414)	(123.6)%
Total non-interest income	1,908	2,056	(148)	(7.2)%
Non-interest expense
Salaries and employee benefits	7,093	6,556	537	8.2%
Occupancy and equipment	2,146	2,087	59	2.8%
Professional fees	1,067	654	413	63.1%
Data processing and communications	1,708	1,456	252	17.3%
Federal deposit insurance	370	316	54	17.1%
Advertising and promotion	212	181	31	17.1%
Office expense	113	190	(77)	(40.5)%
Core deposit intangible	209	143	66	46.2%
Merger-related expenses	—	7,803	(7,803)	(100.0)%
Other	999	758	241	31.8%
Total non-interest expense	13,917	20,144	(6,227)	(30.9)%
Income (loss) before income tax expense	8,282	(5,580)	13,862	(248.4)%
Income tax (benefit) expense	1,816	(1,124)	2,940	(261.6)%
Net income (loss)	$6,466	$(4,456)	10,922	(245.1)%
Net income (loss) per common share - basic	$0.95	$(0.68)	$1.63	(240.8)%
Net income (loss) per common share - diluted	$0.95	$(0.68)	$1.63	(240.4)%
Weighted average shares outstanding - basic	6,776	6,573	203	3.1%
Weighted average shares outstanding - diluted	6,795	6,573	222	3.4%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,
	2025	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$29,927	$29,620	$307	1.0%
Available-for-sale debt securities:
Taxable	2,214	2,298	(84)	(3.7)%
Tax-exempt	278	279	(1)	(0.4)%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	324	557	(233)	(41.8)%
Total interest and dividends	32,745	32,756	(11)	(0.0)%
Interest expense
Deposits	13,081	13,933	(852)	(6.1)%
Borrowings	45	13	32	246.2%
Total interest expense	13,126	13,946	(820)	(5.9)%
Net interest income	19,619	18,810	809	4.3%
Provision for (reversal of) credit losses	(672)	6,956	(7,628)	(109.7)%
Net interest income after provision for (reversal of) credit losses	20,291	11,854	8,437	71.2%
Non-interest income
Income from bank-owned life insurance	506	494	12	2.4%
Fees and service charges	555	551	4	0.7%
Loan fees, including prepayment penalties	926	703	223	31.7%
Other	(79)	503	(582)	(115.7)%
Total non-interest income	1,908	2,251	(343)	(15.2)%
Non-interest expense
Salaries and employee benefits	7,093	7,093	—	0.0%
Occupancy and equipment	2,146	2,147	(1)	(0.0)%
Professional fees	1,067	721	346	48.0%
Data processing and communications	1,708	1,543	165	10.7%
Federal deposit insurance	370	415	(45)	(10.8)%
Advertising and promotion	212	152	60	39.5%
Office expense	113	238	(125)	(52.5)%
Core deposit intangible	209	219	(10)	(4.6)%
Other	999	981	18	1.8%
Total non-interest expense	13,917	13,509	408	3.0%
Income before income tax expense	8,282	596	7,686	1289.6%
Income tax (benefit) expense	1,816	(92)	1,908	(2073.9)%
Net income	$6,466	$688	$5,778	839.8%
Net income per common share - basic	$0.95	$0.10	$0.85	852.4%
Net income per common share - diluted	$0.95	$0.10	$0.85	853.7%
Weighted average shares outstanding - basic	6,776	6,867	(91)	(1.3)%
Weighted average shares outstanding - diluted	6,795	6,895	(100)	(1.5)%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended
	September 30,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$89,171	$79,109	$10,062	12.7%
Available-for-sale debt securities:
Taxable	7,128	2,838	4,290	151.2%
Tax-exempt	841	857	(16)	(1.9)%
Held-to-maturity debt securities	6	7	(1)	(14.3)%
Other interest and dividend income	1,650	6,475	(4,825)	(74.5)%
Total interest and dividends	98,796	89,286	9,510	10.7%
Interest expense
Deposits	41,552	40,761	791	1.9%
Borrowings	58	—	58	N/A
Total interest expense	41,610	40,761	849	2.1%
Net interest income	57,186	48,525	8,661	17.8%
Provision for credit losses	6,552	4,669	1,883	40.3%
Net interest income after provision for credit losses	50,634	43,856	6,778	15.5%
Non-Interest income
(Loss) gain on sale of securities available-for-sale, net	—	(7)	7	(100.0)%
Income from bank-owned life insurance	1,471	1,192	279	23.4%
Fees and service charges	1,617	1,418	199	14.0%
Loan fees, including prepayment penalties	2,304	2,445	(141)	(5.8)%
Other	957	1,080	(123)	(11.4)%
Total non-interest income	6,349	6,128	221	3.6%
Non-interest expense
Salaries and employee benefits	21,358	19,519	1,839	9.4%
Occupancy and equipment	6,578	5,966	612	10.3%
Professional fees	2,549	1,780	769	43.2%
Data processing and communications	4,877	4,020	857	21.3%
Federal deposit insurance	1,318	868	450	51.8%
Advertising and promotion	535	479	56	11.7%
Office expense	461	464	(3)	(0.6)%
Other real estate owned expense	27	—	27	N/A
Core deposit intangible	656	374	282	75.4%
Merger-related expenses	—	7,803	(7,803)	(100.0)%
Other	2,859	2,716	143	5.3%
Total non-interest expense	41,218	43,989	(2,771)	(6.3)%
Income before income tax expense	15,765	5,995	9,770	163.0%
Income tax expense	3,233	980	2,253	229.9%
Net income	$12,532	$5,015	$7,517	149.9%
Net income per common share - basic	$1.83	$0.78	$1.05	(40.8)%
Net income per common share - diluted	$1.82	$0.77	$1.05	(40.6)%
Weighted average shares outstanding - basic	6,849	6,412	437	6.8%
Weighted average shares outstanding - diluted	6,884	6,496	388	6.0%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,
	2025		2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,817,551	6.53%	$1,691,688	6.62%	$125,863	(0.09)%
Securities
Taxable available-for-sale	178,947	4.95%	111,633	4.56%	67,314	0.39%
Tax-exempt available-for-sale	39,269	2.83%	40,028	2.85%	(759)	(0.02)%
Held-to-maturity	156	5.33%	164	5.33%	(8)	0.00%
Total Securities	218,372	4.57%	151,825	4.11%	66,547	0.46%
Other interest earning assets
Federal funds sold	15,911	4.33%	135,164	5.38%	(119,253)	(1.05)%
Other interest-earning assets	12,156	4.92%	19,549	5.85%	(7,393)	(0.93)%
Other interest-earning assets	28,067	4.58%	154,713	5.44%	(126,646)	(0.86)%
Total interest-earning assets	2,063,990	6.29%	1,998,226	6.33%	65,764	(0.04)%
Total non-earning assets	170,260		151,776
Total assets	$2,234,250		$2,150,002
Interest-bearing liabilities
Checking	$297,455	2.06%	$258,728	1.86%	$38,727	0.20%
Savings	168,940	2.31%	159,521	2.57%	9,419	(0.26)%
Money market	466,459	3.16%	443,109	3.85%	23,350	(0.69)%
Certificates of deposit	702,996	3.86%	721,240	4.50%	(18,244)	(0.64)%
Total interest-bearing deposits	1,635,850	3.17%	1,582,598	3.70%	53,252	(0.53)%
Non-interest bearing deposits	294,652		269,030
Total deposits	1,930,502	2.69%	1,851,628	3.16%	78,874	(0.47)%
Borrowings	3,749	4.72%	—	N/A	3,749	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,639,599	3.18%	1,582,598	3.70%	57,001	(0.52)%
Non-interest-bearing deposits	294,652		269,030
Total cost of funds	1,934,251	2.69%	1,851,628	3.16%	82,623	(0.47)%
Accrued expenses and other liabilities	36,911		43,729
Stockholders’ equity	263,088		254,645
Total liabilities and stockholders’ equity	$2,234,250		$2,150,002
Net interest spread		3.11%		2.64%
Net interest margin		3.77%		3.41%
Net interest margin (FTE) [1,2]		3.81%		3.45%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2025		2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,838,179	6.49%	$1,609,890	6.56%	$228,289	(0.07)%
Securities
Taxable available-for-sale	192,605	4.93%	86,732	4.36%	105,873	0.57%
Tax-exempt available-for-sale	39,421	2.84%	40,180	2.84%	(759)	(0.00)%
Held-to-maturity	158	5.33%	171	5.25%	(13)	0.08%
Securities	232,184	4.58%	127,083	3.88%	105,101	0.70%
Other interest earning assets
Federal funds sold	34,339	4.41%	138,843	5.43%	(104,504)	(1.02)%
Other interest-earning assets	14,311	4.85%	19,281	5.76%	(4,970)	(0.91)%
Other interest-earning assets	48,650	4.54%	158,124	5.47%	(109,474)	(0.93)%
Total interest-earning assets	2,119,013	6.23%	1,895,097	6.29%	223,916	(0.06)%
Total non-earning assets	169,000		144,630
Total assets	$2,288,013		$2,039,727
Interest-bearing liabilities
Checking	$312,254	2.00%	$244,271	1.93%	$67,983	0.07%
Savings	170,320	2.28%	151,884	2.57%	18,436	(0.29)%
Money market	469,202	3.13%	399,253	3.92%	69,949	(0.79)%
Certificates of deposit	738,673	4.16%	704,388	4.28%	34,285	(0.12)%
Total interest-bearing deposits	1,690,449	3.29%	1,499,796	3.63%	190,653	(0.34)%
Non-interest bearing deposits	290,281		252,184
Total deposits	1,980,730	2.80%	1,751,980	3.11%	228,750	(0.31)%
Borrowings	1,687	4.59%	—	—	1,687	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,692,136	3.29%	1,499,796	3.63%	192,340	(0.34)%
Non-interest-bearing deposits	290,281		252,184
Total cost of funds	1,982,417	2.80%	1,751,980	3.11%	230,437	(0.31)%
Accrued expenses and other liabilities	41,599		42,239
Stockholders’ equity	263,997		245,508
Total liabilities and stockholders’ equity	$2,288,013		$2,039,727
Net interest spread		2.94%		2.66%
Net interest margin		3.61%		3.42%
Net interest margin (FTE) [1,2]		3.65%		3.46%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2025		June 30, 2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,817,551	6.53%	$1,845,920	6.44%	$(28,369)	0.09%
Securities
Taxable available-for-sale	178,947	4.95%	195,152	4.71%	(16,205)	0.24%
Tax-exempt available-for-sale	39,269	2.83%	39,025	2.86%	244	(0.03)%
Held-to-maturity	156	5.33%	158	5.33%	(2)	—
Total Securities	218,372	4.57%	234,335	4.40%	(15,963)	0.17%
Other interest earning assets
Federal funds sold	15,911	4.33%	34,201	4.42%	(18,290)	(0.09)%
Other interest-earning assets	12,156	4.92%	14,790	4.91%	(2,634)	0.01%
Other interest-earning assets	28,067	4.58%	48,991	4.57%	(20,924)	0.01%
Total interest-earning assets	2,063,990	6.29%	2,129,246	6.17%	(65,256)	0.12%
Total non-earning assets	170,260		165,803
Total assets	$2,234,250		$2,295,049
Interest-bearing liabilities
Checking	$297,455	2.06%	$314,336	2.00%	$(16,881)	0.06%
Savings	168,940	2.31%	170,644	2.29%	(1,704)	0.02%
Money market	466,459	3.16%	464,917	3.14%	1,542	0.02%
Certificates of deposit	702,996	3.86%	747,773	4.16%	(44,777)	(0.30)%
Total interest-bearing deposits	1,635,850	3.17%	1,697,670	3.29%	(61,820)	(0.12)%
Non-interest bearing deposits	294,652		288,608		6,044
Total deposits	1,930,502	2.69%	1,986,278	2.81%	(55,776)	(0.12)%
Borrowings	3,749	4.72%	1,259	4.18%	2,490	0.54%
Total interest-bearing liabilities (excluding non interest deposits)	1,639,599	3.18%	1,698,929	3.29%	(59,330)	(0.11)%
Non-interest-bearing deposits	294,652		288,608		6,044	—
Total cost of funds	1,934,251	2.69%	1,987,537	2.81%	(53,286)	(0.12)%
Accrued expenses and other liabilities	36,911		42,634
Stockholders’ equity	263,088		264,878
Total liabilities and stockholders’ equity	$2,234,250		$2,295,049
Net interest spread		3.11%		2.88%
Net interest margin		3.77%		3.54%
Net interest margin (FTE) [1,2]		3.81%		3.58%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2025	2025	2025	2024	2024
	September	June	March	December	September
Return on average assets	1.15%	0.12%	0.93%	0.88%	(0.82)%
Return on average equity	9.75%	1.04%	8.26%	7.97%	(6.96)%
Return on average tangible equity[1]	10.45%	1.12%	8.86%	8.56%	(7.25)%
Net interest margin	3.77%	3.54%	3.51%	3.28%	3.41%
Net interest margin (FTE)[1]	3.81%	3.58%	3.56%	3.32%	3.45%
Adjusted efficiency ratio[1]	63.68%	63.10%	64.75%	62.62%	63.65%
COMMON STOCK DATA
Market value at period end	$31.84	$30.54	$30.55	$34.43	$36.98
Market range:
High	$34.84	$32.97	$34.31	$38.90	$39.12
Low	$29.95	$27.69	$30.02	$33.26	$32.40
Book value per common share at period end	$39.48	$38.49	$38.56	$38.07	$38.18
Tangible book value per common share[1]	$36.80	$35.91	$36.00	$35.45	$35.52
Shares of common stock outstanding (in thousands)	6,773	6,806	6,923	6,883	6,849
CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.78%	13.05%	13.67%	13.52%	13.17%
Tier 1 capital (to risk-weighted assets)	12.73%	12.01%	12.48%	12.34%	12.02%
Tier 1 capital (to average assets)	11.15%	10.63%	10.91%	10.58%	11.44%
Equity to assets	11.96%	11.69%	11.52%	11.20%	11.11%
Tangible equity to tangible assets[1]	11.27%	10.99%	10.83%	10.51%	10.41%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(86)	$9,859	$(60)	$86	$108
Annualized net charge-offs (recoveries) to average loans	(0.019)%	2.136%	(0.013)%	0.019%	0.026%
Nonperforming loans	$16,710	$16,530	$26,522	$26,841	$2,330
Other real estate owned	—	—	—	295	—
Total nonperforming assets	$16,710	$16,530	$26,522	$27,136	$2,330
Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.14%	1.14%	1.29%	1.30%	1.27%
Nonperforming loans	122.33%	127.13%	90.27%	88.14%	995.85%
Nonperforming assets	122.33%	127.13%	90.27%	87.18%	995.85%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.93%	0.90%	1.43%	1.48%	0.13%

1
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization and merger-related expenses is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2025	2025	2025	2024	2024
	September	June	March	December	September
Net (loss) income (annualized)[1]	$25,653	$2,760	$21,811	$20,794	$(17,727)
Average equity[2]	263,088	264,878	264,034	261,057	254,645
Less: average intangible assets[3]	(17,493)	(17,701)	(17,929)	(18,148)	(10,096)
Average Tangible Equity	$245,595	$247,177	$246,105	$242,909	$244,549
Return on average tangible equity	10.45%	1.12%	8.86%	8.56%	(7.25)%
Net interest income	$19,619	$18,810	$18,757	$18,007	$17,109
Other income	1,908	2,251	2,190	2,027	2,056
Total revenue	21,527	21,061	20,947	20,034	19,165
Non-interest expenses	$13,917	$13,509	$13,792	$12,773	$20,144
Less: core deposit intangible amortization	(209)	(219)	(228)	(228)	(143)
Less: merger-related expenses	—	—	—	—	(7,803)
Total operating expenses	$13,708	$13,290	$13,564	$12,545	$12,198
Adjusted efficiency ratio	63.68%	63.10%	64.75%	62.62%	63.65%
Total Assets	$2,229,090	$2,241,668	$2,318,097	$2,340,233	$2,354,730
Less: intangible assets	(17,357)	(17,566)	(17,784)	(18,013)	(18,241)
Tangible assets	$2,211,733	$2,224,102	$2,300,313	$2,322,220	$2,336,489
Stockholders’ equity	$266,607	$261,946	$266,987	$262,040	$261,502
Less: intangible assets	(17,357)	(17,566)	(17,784)	(18,013)	(18,241)
Tangible equity	$249,250	$244,380	$249,203	$244,027	$243,261
Tangible equity to tangible assets	11.27%	10.99%	10.83%	10.51%	10.41%
Tangible equity	$249,250	$244,380	$249,203	$244,027	$243,261
Shares outstanding (in thousands)	6,773	6,806	6,923	6,883	6,849
Tangible book value per share	$36.80	$35.91	$36.00	$35.45	$35.52

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
2
Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
3
Average intangible assets is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2025	2025	2025	2024	2024
	September	June	March	December	September
Net interest income	$19,619	$18,810	$18,757	$18,007	$17,109
FTE adjustment[3]	211	212	250	241	211
Net interest income FTE	$19,830	$19,022	$19,007	$18,248	$17,320
Net interest income FTE (annualized)[1]	$78,675	$76,297	$77,083	$72,595	$68,902
Average interest earning assets	2,063,990	2,129,246	2,164,911	2,185,859	1,998,226
Net interest margin FTE	3.81%	3.58%	3.56%	3.32%	3.45%

	Nine-months ended
	2025	2024
	September	September
Net interest income	$57,186	$48,525
FTE adjustment[3]	673	612
Net interest income FTE	$57,859	$49,137
Net interest income FTE (annualized)[1]	$77,357	$65,635
Average interest earning assets	2,119,013	1,895,097
Net interest margin FTE	3.65%	3.46%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.